Exhibit 10(a)
THIRD 2007 AMENDMENT TO
LA-Z-BOY INCORPORATED
2004 LONG-TERM EQUITY AWARD PLAN
LA-Z-BOY INCORPORATED, a Michigan corporation (the “Company”), adopts this amendment to its 2004 Long-Term Equity Award Plan, as previously amended (the “Plan”).
WHEREAS the Company believes it advisable and in the best interests of the Company to make certain changes to the Plan; and
WHEREAS pursuant to Article X, Section 10.2 of the Plan, the Company reserved the right to amend the Plan subject to the conditions provided therein;
NOW, THEREFORE, the Plan is hereby amended to delete Section 7.1(b) of Article VII and replace it with the following:
(b)	An Employee who is newly hired or newly promoted into a Senior Management Employee or Key Management Employee position may, in the sole discretion of the Company’s Chief Executive Officer, be awarded up to 50,000 shares of Restricted Stock; provided, however, that all such grants to the Company’s Executive Officers (as determined under the applicable rules of the Securities and Exchange Commission) must be approved by the Administrator.
The above amendment shall be effective July 5, 2007.
The terms and provisions of the Plan shall in all other regards remain in full force and effect.
IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer.

LA-Z-BOY INCORPORATED
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